EXHIBIT 99.1

Broadwind Announces First Quarter 2020 Results

CICERO, Ill., May 08, 2020 (GLOBE NEWSWIRE) -- Broadwind (NASDAQ: BWEN), a diversified precision manufacturer of specialized components and solutions serving global industries, today announced results for the first quarter 2020.

1Q20 HIGHLIGHTS

  Total revenue of $48.6 million (+17% y/y)
  Total gross margin of 12.7% (+420 bps y/y)
  Total net income of $1.0 million, or $0.06 per basic share
  Total non-GAAP adjusted EBITDA of $3.6 million (+$1.9 million y/y)
  Total orders of $33.8 million (+41% y/y)
  Total backlog of $127.4 million (+57% y/y)
  Total cash and availability of $19.0 million (+$11.5 million y/y)

FULL-YEAR 2020 MANAGEMENT OUTLOOK

  Withdrawing full-year 2020 guidance and assumptions due to potential impact from COVID-19
  Implementing measures to reduce operating expenses and discretionary capital expenditures

For the three months ended March 31, 2020, the Company reported total sales of $48.6 million, an increase of 16.7% when compared to the prior-year period.  Broadwind reported net income from continuing operations of $1.0 million, or $0.06 per basic share in the first quarter 2020, compared to a net loss of ($1.0) million, or ($0.07) per basic share, in the first quarter 2019.  The Company reported adjusted EBITDA of $3.6 million in the first quarter 2020, compared to $1.7 million in the prior-year period.

Double-digit revenue growth in both the Heavy Fabrications and Industrial Solutions Segments more than offset a decline in Gearing Segment revenue in the first quarter.  The Heavy Fabrications Segment benefited from a significant increase in demand for wind tower sections to support the expected increase of wind turbine installations in the current year.  The number of tower sections sold and plant utilization increased to the highest levels realized since 2017.  Within the Industrial Solutions Segment, increased demand for natural gas turbine components, together with improved operating efficiencies, contributed to improved segment results.  Within the Gearing Segment, several customers postponed purchasing activity to the second half of 2020, given economic uncertainty stemming from the impact of the novel coronavirus (COVID-19) and the impacts of lower order activity in the second half of 2019, resulting in a year-over-year decline in segment revenue.

COVID-19 BUSINESS RESPONSE

Broadwind is closely monitoring the potential impact of COVID-19 on its operations, customers and strategic sourcing partners.  Although the Company’s manufacturing facilities remain operational, all sites have adopted virus-prevention protocols consistent with the recommendations provided by the U.S. Centers for Disease Control and Prevention.  Broadwind’s facilities currently operate as essential businesses based on the customers and markets served.  Should it become necessary, the Company is prepared to enact a business continuity plan to ensure the continued production, sale and shipment of deliverables to customers.

MANAGEMENT COMMENTARY

“Our first quarter results reflect significant year-over-year growth in both revenue and margin capture, resulting in a return to profitability in the period,” stated Eric Blashford, CEO of Broadwind.  “Due to our ongoing customer diversification efforts, our order book improved materially across each of our reporting segments during the first quarter, while total backlog increased by more than 50% on a year-over-year basis, given increased demand for our wind tower, gearing and industrial fabrication product lines.  We are pleased with our growth in industrial fabrication orders, which booked $8.5 million of orders during the quarter.  In recent weeks, we announced more than $24 million in new tower contracts, contributing to improved visibility in second half 2020 production.”

“We sold more than 300 wind tower sections in the first quarter, an increase of more than 65% compared to the prior-year period.” continued Blashford.  “Improved plant utilization contributed to a significant expansion in segment operating margin the first quarter, when compared to the year-ago period.  During March, we entered into a new supply relationship with a large global wind turbine manufacturer.  With the addition of this customer, Broadwind expects to supply tower sections to three of the top four global wind tower OEMs in 2020 serving the U.S. market, positioning us as a key participant in the development of clean energy-producing infrastructure.  Looking ahead, offshore wind remains an emerging growth opportunity for us, one where our precision manufacturing expertise and deep industry knowledge position us to capitalize on increased global investment in sustainable energy sources.”

“The Gearing Segment reported 74% year-over-year growth in orders during the first quarter, supported by increased demand from the wind, oil & gas and steel markets,” stated Blashford.  “Several gearing customers pushed activity initially planned for the first quarter into the second half of 2020, given current oil and gas prices and uncertainty related to COVID-19, resulting in a year-over-year revenue decline in the period.  We have taken actions to reduce costs in this business as we align our capabilities with the current demand environment.”

“Despite current strength in our tower order book and existing backlog, there remains significant uncertainty as to how the novel coronavirus may impact customer demand, our supply chain and our ability to maintain production in our plants in the coming months,” continued Blashford.  “As a result, we have decided to withdraw our full year 2020 guidance due to the uncertainty in the current environment.”

ORDERS AND BACKLOG

Total orders increased 41% to $33.8 million in the first quarter, versus $24.0 million in the year-ago period, supported by increased demand from across a diverse range of industries.  Orders within the Company’s Heavy Fabrications, Gearing and Industrial Solutions Segments all increased on a double-digit percentage basis, compared to the first quarter 2019.   However, Gearing orders began to weaken in the last few weeks of March, as customers delayed purchasing decisions due to COVID-19 and as oil prices deteriorated.  Consolidated orders from customers in the mining, industrial, wind, gas turbine and oil & gas end-markets all increased on a year-over-year basis in the first quarter 2020, serving to more than offset slower order activity in the construction market.

Total backlog increased 57% to $127.4 million in the first quarter, from $81.1 million in the year-ago period, primarily due to increased demand for wind towers.  As of March 31, 2020, Heavy Fabrications represented approximately 76% of total Company backlog.

SEGMENT RESULTS

Heavy Fabrications Segment
Broadwind provides large complex and precision fabrications to customers in a broad range of industrial markets.  Key products include wind towers and industrial fabrications, including mining and crane components, pressure vessels and frames/structures.

Heavy Fabrications Segment sales increased by $10.1 million to $38.4 million in the first quarter, when compared to prior year period.  Total operating income increased $3.8 million to $3.5 million, when compared to the first quarter 2019.  Segment non-GAAP adjusted EBITDA increased $3.5 million to $4.5 million, when compared to the first quarter 2019.  First quarter segment performance was primarily driven by growth in customer demand for wind towers.

Gearing Segment
Broadwind provides custom gearboxes, loose gearing and heat treat services to a broad set of customers in diverse markets, including oil & gas production, surface and underground mining, wind energy, steel, material handling and other infrastructure markets.

Gearing Segment sales declined by $3.8 million to $6.2 million in the first quarter, when compared to year-ago period.  Total operating income (loss) declined $1.6 million to ($0.3) million, when compared to the first quarter 2019.  Segment non-GAAP adjusted EBITDA declined $1.7 million to $0.3 million, when compared to the first quarter 2019.  First quarter segment performance was driven by lower sales across each major end-market, as the emergence of COVID-19 and deteriorating oil prices, led customers to temporarily postpone purchasing activity.

Industrial Solutions Segment
Broadwind provides supply chain solutions, inventory management, kitting and assembly services, primarily serving the combined cycle natural gas turbine markets.

Industrial Solutions Segment sales increased by $0.7 million to $4.0 million in the first quarter, when compared to year-ago period.  Total operating income (loss) increased by $0.5 million to $0.2 million in the first quarter, when compared to the first quarter 2019.  Segment non-GAAP adjusted EBITDA increased $0.5 million to $0.3 million, when compared to the first quarter 2019.  First quarter segment performance was driven by higher sales associated with new gas turbine installations and improved operating efficiencies.

BALANCE SHEET

As of March 31, 2020, Broadwind had cash and availability on outstanding credit facilities of $2.7 million and $16.3 million, respectively.  Total cash and liquidity increased by $11.5 million to $19.0 million at the end of the first quarter 2020.  Total debt and capital leases were $17.8 million as of March 31, 2020.

FINANCIAL GUIDANCE

Broadwind is withdrawing the guidance and assumptions pertaining to its full-year 2020 performance expectations last communicated on February 27, 2020 due to the potential impact of the novel coronavirus on its operations.

FIRST QUARTER 2020 CONFERENCE CALL

Broadwind will host a conference call today, May 8, 2020, at 11:00 A.M. ET to review the Company’s financial results, discuss recent events and conduct a question-and-answer session.  A webcast of the conference call and accompanying presentation materials will be available in the Investor Relations section of Broadwind’s website at www.BWEN.com/Investors.  To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live: International Live:	877-407-9716 201-493-6779

To listen to a replay of the teleconference, which will be available through May 15, 2020:

Domestic Replay: International Replay: Conference ID:	844-512-2921 412-317-6671 13700843

ABOUT BROADWIND

Broadwind (NASDAQ: BWEN) is a precision manufacturer of structures, equipment and components for clean tech and other specialized applications. With facilities throughout the U.S., our talented team is committed to helping customers maximize performance of their investments—quicker, easier and smarter. Find out more at www.bwen.com

NON-GAAP FINANCIAL MEASURES

The Company provides non-GAAP adjusted EBITDA (earnings before interest, income taxes, depreciation, amortization, and stock compensation) as supplemental information regarding the Company’s business performance. The Company’s management uses adjusted EBITDA when it internally evaluates the performance of the Company’s business, reviews financial trends and makes operating and strategic decisions. The Company believes that this non-GAAP financial measure is useful to investors because it provides investors with a better understanding of the Company’s past financial performance and future results allows investors to evaluate the Company’s performance using the same methodology and information as used by the Company’s management. The Company's definition of adjusted EBITDA may be different from similar non-GAAP financial measures used by other companies and/or analysts.

FORWARD-LOOKING STATEMENTS

This release contains “forward looking statements”—that is, statements related to future, not past, events—as defined in Section 21E of the Securities Exchange Act of 1934, as amended, that reflect our current expectations regarding our future growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities, as well as assumptions made by, and information currently available to, our management. Forward looking statements include any statement that does not directly relate to a current or historical fact. We have tried to identify forward looking statements by using words such as “anticipate,” “believe,” “expect,” “intend,” “will,” “should,” “may,” “plan” and similar expressions, but these words are not the exclusive means of identifying forward looking statements.

Our forward-looking statements may include or relate to our beliefs, expectations, plans and/or assumptions with respect to the following, many of which are, and will be, amplified by the COVID-19 pandemic: (i) the impact of global health concerns, including the impact of the current COVID-19 pandemic on the economies and financial markets and the demand for our products; (ii) state, local and federal regulatory frameworks affecting the industries in which we compete, including the wind energy industry, and the related extension, continuation or renewal of federal tax incentives and grants and state renewable portfolio standards as well as new or continuing tariffs on steel or other products imported into the United States; (iii) our customer relationships and our substantial dependency on a few significant customers and our efforts to diversify our customer base and sector focus and leverage relationships across business units; (iv) the economic and operational stability of our significant customers and suppliers, including their respective supply chains, and the ability to source alternative suppliers as necessary, in light of the COVID-19 pandemic; (v) our ability to continue to grow our business organically and through acquisitions, and the impairment thereto by the impact of the COVID-19 pandemic; (vi) the production, sales, collections, customer deposits and revenues generated by new customer orders and our ability to realize the resulting cash flows; (vii) information technology failures, network disruptions, cybersecurity attacks or breaches in data security, including with respect to any remote work arrangements implemented in response to the COVID-19 pandemic; (viii) the sufficiency of our liquidity and alternate sources of funding, if necessary; (ix) our ability to realize revenue from customer orders and backlog; (x) our ability to operate our business efficiently, comply with our debt obligations, manage capital expenditures and costs effectively, and generate cash flow; (xi) the economy, including its stability in light of the COVID-19 pandemic, and the potential impact it may have on our business, including our customers; (xii) the state of the wind energy market and other energy and industrial markets generally and the impact of competition and economic volatility in those markets; (xiii) the effects of market disruptions and regular market volatility, including fluctuations in the price of oil, gas and other commodities; (xiv) competition from new or existing industry participants including, in particular, increased competition from foreign tower manufacturers; (xv) the effects of the change of administrations in the U.S. federal government; (xvi) our ability to successfully integrate and operate acquired companies and to identify, negotiate and execute future acquisitions; (xvii) the potential loss of tax benefits if we experience an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended; (xviii) our ability to utilize various relief options enabled by the Coronavirus Aid, Relief and Economic Security Act; (xix) the limited trading market for our securities and the volatility of market price for our securities; and (xx) the impact of future sales of our common stock or securities convertible into our common stock on our stock price. These statements are based on information currently available to us and are subject to various risks, uncertainties and other factors that could cause our actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. We are under no duty to update any of these statements. You should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or other factors that could cause our current beliefs, expectations, plans and/or assumptions to change.

CORPORATE CONTACT

Jason Bonfigt
708.780.4821

BROADWIND, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)
(UNAUDITED)

	March 31,	December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash	$2,743	$2,416
Accounts receivable, net	16,244	18,310
Inventories, net	40,754	31,863
Prepaid expenses and other current assets	2,600	2,124
Total current assets	62,341	54,713
LONG-TERM ASSETS:
Property and equipment, net	46,989	46,940
Operating lease right-of-use assets	19,932	15,980
Intangible assets, net	4,736	4,919
Other assets	300	314
TOTAL ASSETS	$134,298	$122,866

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Line of credit and other notes payable	$16,350	$12,917
Current portion of finance lease obligations	462	546
Current portion of operating lease obligations	1,579	1,326
Accounts payable	25,132	21,876
Accrued liabilities	4,392	4,911
Customer deposits	23,022	22,717
Total current liabilities	70,937	64,293
LONG-TERM LIABILITIES:
Long-term debt, net of current maturities	355	505
Long-term finance lease obligations, net of current portion	594	673
Long-term operating lease obligations, net of current portion	20,324	16,591
Other	66	44
Total long-term liabilities	21,339	17,813
COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 30,000,000 shares authorized; 16,913,980 and 16,830,930 shares issued as of March 31, 2020 and December 31, 2019, respectively	17	17
Treasury stock, at cost, 273,937 shares as of March 31, 2020 and December 31, 2019, respectively	(1,842)	(1,842)
Additional paid-in capital	383,669	383,361
Accumulated deficit	(339,822)	(340,776)
Total stockholders' equity	42,022	40,760
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$134,298	$122,866

BROADWIND, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended March 31,
	2020	2019

Revenues	$48,634	$41,660
Cost of sales	42,462	38,111
Restructuring	-	12
Gross profit	6,172	3,537

OPERATING EXPENSES:
Selling, general and administrative	4,309	3,828
Intangible amortization	183	203
Total operating expenses	4,492	4,031
Operating income (loss)	1,680	(494)

OTHER EXPENSE, net:
Interest expense, net	(673)	(536)
Other, net	(1)	(1)
Total other expense, net	(674)	(537)

Net income (loss) before provision for income taxes	1,006	(1,031)
Provision for income taxes	52	11
NET INCOME (LOSS)	$954	$(1,042)

NET INCOME (LOSS) PER COMMON SHARE - BASIC:
Net income (loss)	$0.06	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - BASIC	16,596	15,786

NET INCOME (LOSS) PER COMMON SHARE - DILUTED:
Net income (loss)	$0.06	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING - DILUTED	16,733	15,786

BROADWIND, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$954	$(1,042)

Adjustments to reconcile net cash used in operating activities:
Depreciation and amortization expense	1,612	1,761
Deferred income taxes	22	(9)
Change in fair value of interest rate swap agreements	138	-
Stock-based compensation	308	255
Allowance for doubtful accounts	29	(14)
Common stock issued under defined contribution 401(k) plan	-	187
Gain on disposal of assets	-	(1)
Changes in operating assets and liabilities, net of acquisition:
Accounts receivable	2,037	(5,040)
Inventories	(8,891)	(10,274)
Prepaid expenses and other current assets	(476)	70
Accounts payable	3,545	8,132
Accrued liabilities	(657)	321
Customer deposits	305	(5,752)
Other non-current assets and liabilities	49	57
Net cash used in operating activities	(1,025)	(11,349)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(670)	(577)
Proceeds from disposals of property and equipment	-	1
Net cash used in investing activities	(670)	(576)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from line of credit	51,552	42,440
Payments on line of credit	(49,070)	(31,191)
Payments on long-term debt	(242)	(228)
Principal payments on finance leases	(218)	(236)
Net cash provided by financing activities	2,022	10,785
		-
NET INCREASE (DECREASE) IN CASH	327	(1,140)
CASH beginning of the period	2,416	1,177
CASH end of the period	$2,743	$37

BROADWIND, INC. AND SUBSIDIARIES
SELECTED SEGMENT FINANCIAL INFORMATION
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended
	March 31,
	2020	2019

ORDERS:
Heavy Fabrications	$15,514	$12,510
Gearing	12,421	7,135
Industrial Solutions	5,874	4,361
Total orders	$33,809	$24,006

REVENUES:
Heavy Fabrications	$38,368	$28,294
Gearing	6,227	10,027
Industrial Solutions	4,039	3,339
Corporate and Other	-	-
Total revenues	$48,634	$41,660

OPERATING PROFIT/(LOSS):
Heavy Fabrications	$3,541	$(222)
Gearing	(261)	1,387
Industrial Solutions	192	(285)
Corporate and Other	(1,792)	(1,374)
Total operating profit/(loss)	$1,680	$(494)

BROADWIND, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS)
(UNAUDITED)

Consolidated	Three Months Ended March 31,
	2020	2019
Net Income/(Loss)	$953	$(1,042)
Interest Expense	673	536
Income Tax Provision	52	11
Depreciation and Amortization	1,612	1,761
Share-based Compensation and Other Stock Payments	315	437
Restructuring Costs	-	12
Adjusted EBITDA (Non-GAAP)	$3,605	$1,715

Heavy Fabrications Segment	Three Months Ended March 31,
	2020	2019
Net Income/(Loss)	$2,698	$(235)
Interest Expense	105	66
Income Tax Provision/(Benefit)	738	(53)
Depreciation	964	1,095
Share-based Compensation and Other Stock Payments	42	165
Restructuring Expense	-	12
Adjusted EBITDA (Non-GAAP)	$4,547	$1,050

Gearing Segment	Three Months Ended March 31,
	2020	2019
Net (Loss)/Income	$(314)	$1,300
Interest Expense	50	83
Income Tax Provision	4	4
Depreciation and Amortization	512	482
Share-based Compensation and Other Stock Payments	15	92
Adjusted EBITDA (Non-GAAP)	$267	$1,961

Industrial Solutions	Three Months Ended March 31,
	2020	2019
Net Income/(Loss)	$159	$(215)
Interest Expense	1	1
Income Tax Provision/(Benefit)	31	(72)
Depreciation and Amortization	104	122
Share-based Compensation and Other Stock Payments	19	13
Adjusted EBITDA (Non-GAAP)	$314	$(151)

Corporate and Other	Three Months Ended March 31,
	2020	2019
Loss from continuing operations	$(1,590)	$(1,892)
Interest Expense	517	386
Income Tax (Benefit)/Provision	(721)	132
Depreciation and Amortization	32	62
Share-based Compensation and Other Stock Payments	239	167
Adjusted EBITDA (Non-GAAP)	$(1,523)	$(1,145)